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As filed with the Securities and Exchange Commission on October 17, 2006

File No: 333-136048

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRANAHAN McCOURT ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	02-0761911 (I.R.S. Employer Identification Number)
179 Stony Brook Road Hopewell, NJ 08525 (609) 333-1200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David C. McCourt
President, Chief Executive Officer and Chairman
Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, NJ 08525
(609) 333-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Floyd I. Wittlin, Esq.
Glen R. Openshaw, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022-4689
Telephone: (212) 705-7000
Facsimile: (212) 752-5378
floyd.wittlin@bingham.com
glen.openshaw@bingham.com	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 909-6000 Facsimile: (212) 909-6836 pjloughran@debevoise.com

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of common stock, $0.0001 par value, and one warrant (2)	12,937,500	$8.00	$103,500,000	$11,075

Shares of common stock included as part of the units (2)	12,937,500	—	—	—(3)

Warrants included as part of the units (2)	12,937,500	—	—	—(3)

Shares of common stock underlying the warrants included in the units (2)	12,937,500	$6.00	$77,625,000	$8,306

Total			$181,125,000	$19,381(4)

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 1,687,500 shares of common stock and 1,687,500 warrants underlying such units that may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)
No fee pursuant to Rule 457(g).
(4)
$28,380 was previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 5 to the Registration Statement on Form S-1 (the "Form S-1") of Granahan McCourt Acquisition Corporation is being filed solely for the purpose of adding Exhibits to Amendment No. 4 to the Form S-1, filed on October 16, 2006. Other than the addition of exhibits and corresponding changes to the exhibit index and signature page, the remainder of the Form S-1 is unchanged. The Prospectus portion of the Form S-1 is not reproduced in this Amendment No. 5. This Amendment No. 5 speaks as of the filing date of Amendment No. 4 to the Form S-1 and does not reflect events occurring after the filing date of Amendment No. 4 to the Form S-1, or modify or update the disclosures therein in any way other than as required to reflect the amendment set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

SEC registration fee	$28,000
NASD registration fee	27,000
AMEX application and listing fees	70,000
Accounting fees and expenses	35,000
Printing and engraving expenses	50,000
Legal fees and expenses	320,000
Miscellaneous	20,000

Total	$550,000

Item 14. Indemnification of Directors and Officers.

        Our fourth amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        ARTICLE EIGHTH of our fourth amended and restated certificate of incorporation provides:

        A.    The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        B.    A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        C.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'PROCEEDING'), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in sub-paragraph (D) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE EIGHTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        D.    If a claim under sub-paragraph (C) of this ARTICLE EIGHTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        E.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Fourth Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        F.     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

        Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock, after giving effect to a 0.72-for-1 reverse stock split to be effected prior to this offering, without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
David C. McCourt	2,996,775
Barry S. Sternlicht	32,400
George J. Tenet	32,400
Robert L. Werner, Jr.	32,400
Paul N. D'Addario	32,400
Barak Bar-Cohen	72,000
Ellyn M. Ito	36,000

        The foregoing shares were issued in a private sale on July 20, 2006 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The shares were sold for an aggregate offering price of $2,000 at a purchase price of $0.000618 per share. No underwriting fees or commissions were paid with respect to such sales.

Item 16. Financial Statement and Exhibits.

        (a)   Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

        (b)   Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant**
3.2	By-laws of the Registrant**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Bingham McCutchen LLP**
10.1	Subscription Agreement, dated July 20, 2006 between the Registrant and David C. McCourt**
10.2	Subscription Agreement, dated July 20, 2006 between the Registrant and Barry S. Sternlicht**
10.3	Subscription Agreement, dated July 20, 2006 between the Registrant and George J. Tenet**
10.4	Subscription Agreement, dated July 20, 2006 between the Registrant and Roger L. Werner, Jr.**
10.5	Subscription Agreement, dated July 20, 2006 between the Registrant and Paul N. D'Addario**
10.6	Subscription Agreement, dated July 20, 2006 between the Registrant and Barak Bar-Cohen**
10.7	Subscription Agreement, dated July 20, 2006 between the Registrant and Ellyn M. Ito**
10.8	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.9	Administrative Services Letter Agreement, dated July 24, 2006 between the Registrant and Granahan McCourt Capital, LLC.**
10.10	Promissory Note, dated July 17, 2006, in the principal amount of $218,000 issued by the Registrant to David C. McCourt**
10.11	Form of Registration Rights Agreement between the Registrant and the existing stockholders
10.12	Second Amended and Restated Placement Warrant Purchase Agreement between the Registrant and David C. McCourt**
10.13	Form of Letter Agreement between each Insider, the Registrant and Deutsche Bank Securities Inc.
14	Code of Ethics**

23.1	Consent of Pressman Ciocca Smith LLP**
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature pages of the Registration Statement)**
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**

**
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on the 17th day of October, 2006.

GRANAHAN MCCOURT ACQUISITION CORPORATION
By:	/s/ DAVID C. MCCOURT David C. McCourt President, Chief Executive Officer and Chairman (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ DAVID C. MCCOURT David C. McCourt	President, Chief Executive Officer and Chairman	October 17, 2006
* Barak Bar-Cohen	Chief Financial Officer	October 17, 2006
* Ellyn M. Ito	Chief Administrative Officer	October 17, 2006
* Barry S. Sternlicht	Director	October 17, 2006
* George J. Tenet	Director	October 17, 2006
* Roger L. Werner, Jr.	Director	October 17, 2006
* Paul N. D'Addario	Director	October 17, 2006
*By:	/s/ DAVID C. MCCOURT David C. McCourt Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant**
3.2	By-laws of the Registrant**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Bingham McCutchen LLP**
10.1	Subscription Agreement, dated July 20, 2006 between the Registrant and David C. McCourt**
10.2	Subscription Agreement, dated July 20, 2006 between the Registrant and Barry S. Sternlicht**
10.3	Subscription Agreement, dated July 20, 2006 between the Registrant and George J. Tenet**
10.4	Subscription Agreement, dated July 20, 2006 between the Registrant and Roger L. Werner, Jr.**
10.5	Subscription Agreement, dated July 20, 2006 between the Registrant and Paul N. D'Addario**
10.6	Subscription Agreement, dated July 20, 2006 between the Registrant and Barak Bar-Cohen**
10.7	Subscription Agreement, dated July 20, 2006 between the Registrant and Ellyn M. Ito**
10.8	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.9	Administrative Services Letter Agreement, dated July 24, 2006 between the Registrant and Granahan McCourt Capital, LLC.**
10.10	Promissory Note, dated July 17, 2006, in the principal amount of $218,000 issued by the Registrant to David C. McCourt**
10.11	Form of Registration Rights Agreement between the Registrant and the existing stockholders
10.12	Second Amended and Restated Placement Warrant Purchase Agreement between the Registrant and David C. McCourt**
10.13	Form of Letter Agreement between each Insider, the Registrant and Deutsche Bank Securities Inc.
14	Code of Ethics**
23.1	Consent of Pressman Ciocca Smith LLP**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature pages of the Registration Statement)**
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**

**
Previously filed.

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Financial Statement and Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX